UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 22, 2007 we announced our financial results for the fourth quarter and fiscal year ended December 31, 2006 and modified our guidance for the three months ended March 31, 2007 and the fiscal year ended December 31, 2007. A copy of our press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. To supplement our financial statements presented in accordance with GAAP, we report Ebitda and Core Net Income, non-GAAP financial measures commonly used in our industry as measures of performance. Ebitda represents earnings before interest, taxes, depreciation, preferred stock accretion and amortization, including non-cash equity compensation expense. Core Net Income represents earnings before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges and preferred stock accretion related to a redemption premium that the Company believes has a low probability of being paid. These measures should be considered in addition to results prepared in accordance with GAAP, and are not substitutes for, or superior to, GAAP results. The non-GAAP measures are provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Consistent with our historical practice, these non-GAAP measures have been reconciled to the nearest GAAP measure.

The Company's external auditor, Ernst & Young, LLP, has not yet completed its audit of the Company’s 2006 consolidated financial statements, and as such the results announced in the attached press release are subject to change. The information contained in this Item 2.02, including the exhibit referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement we file under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)(1)The Audit Committee of the Board of Directors of Online Resources Corporation ("Online"), a Delaware corporation, concluded at a February 22, 2007 meeting that Online will restate its consolidated financial statements for the period ended September 30, 2006. Therefore, Online’s consolidated financial statements as filed in its Form 10-Q for the period ended September 30, 2006 should no longer be relied upon.

(2) The restatement will correct Online’s accounting for 1) a premium feature in the Right of Redemption granted to holders of its Series A-1 Convertible Preferred Stock, and 2) the liability for the fair value of an embedded derivative in the Series A-1 Convertible Preferred Stock, associated with the holders’ right to receive an interest-like return on accrued but unpaid dividends.

This restatement will change the net income (loss) and the net loss available to common shareholders presented in the statements of operations. Online does not expect the restatement to affect reported revenues, cost of revenues, deferred revenue, income from operations, net cash flows or its aggregate cash.

The restatement will also reallocate value between liabilities and redeemable preferred stock in order to properly state individual line items on the balance sheet. Online does not anticipate any material change in total assets from the balance sheet previously presented.

In connection with the acquisition of Princeton eCom Corporation on July 3, 2006, Online issued Series A-1 Convertible Preferred Stock that contained a premium feature within the Right of Redemption that would allow holders to redeem their shares for 115% of the face value of the stock, on or after seven (7) years from the date of issuance. GAAP requires the Company to account for the securities by accreting to their expected redemption value over the period from the date of issuance to the first expected redemption date. This requires Online to recognize additional preferred stock accretion to account for the premium feature in the Right of Redemption, in case the holders were to choose to redeem their shares instead of convert their preferred shares to common shares.

Additionally, the Series A-1 Redeemable Convertible Preferred Stock has a feature that grants holders the right to receive interest-like returns on accrued but unpaid dividends. In accordance with GAAP, the Company is bifurcating this feature as an embedded derivative which is classified as a liability. This liability for the fair value of the embedded derivative will be adjusted to mark its fair value to market at the end of each reporting period by adjusting interest expense, and therefore, current income. Additionally, the original amount allocated to the fair value of the embedded derivative will be accreted to the preferred stock over the seven (7) year life of the security.

As a result of the anticipated adjustments to the statements of income, Online expects an increase in its loss available to common shareholders of approximately $0.6 million for the three and nine months ended September 30, 2006, from its previously reported net loss available to common shareholders of approximately $2.8 million and $0.7 million for the three and nine months ended September 30, 2006, respectively.

(3) Online’s Audit Committee has discussed with Online’s independent registered public accounting firm, Ernst & Young LLP, the matters disclosed in this filing under this Section 4.02 (a). Ernst & Young has not yet completed its audit of the Company’s 2006 consolidated financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

February 22, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Fourth Quarter 2006 Earnings Release